UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2021

KANSAS CITY SOUTHERN

(Exact name of Registrant as Specified in its Charter)

Delaware	1-4717	44-0663509
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

427 West 12th Street, Kansas City, Missouri 64105

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:

(816) 983-1303

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Preferred Stock, Par Value $25 Per Share, 4%, Noncumulative	KSU	New York Stock Exchange
Common Stock, $.01 par value per share	KSU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Kansas City Southern, a Delaware corporation, held its special meeting of stockholders on December 10, 2021 (the “Special Meeting”). A definitive merger proxy statement on Schedule 14A with respect to the Special Meeting was filed with the Securities and Exchange Commission on November 3, 2021. Descriptions of each of the proposals voted upon at the Special Meeting are contained in the definitive merger proxy statement. At the close of business on October 14, 2021, the record date of the Special Meeting, there were 90,980,440 shares of common stock, par value $.01 per share, of Kansas City Southern (the “Common Stock”) and 214,542 shares of 4% noncumulative preferred stock, par value $25.00 per share of Kansas City Southern (the “Preferred Stock” and together with the Common Stock, the “Voting Stock”), issued and outstanding, for a total of 91,194,982 shares of Voting Stock outstanding, each of which was entitled to one vote for each proposal at the Special Meeting. At the Special Meeting, a total of 64,498,936 shares of Voting Stock, representing approximately 71% of the outstanding shares issued and outstanding and entitled to vote, were present virtually or by proxy, constituting a quorum to conduct business.

The following is a summary of the voting results with respect to each of the proposals, including the number of votes cast for and against, and the number of abstentions.

1.

A proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 15, 2021, by and among Kansas City Southern, Canadian Pacific Railway Limited (“Canadian Pacific”), Cygnus Merger Sub 1 Corporation and Cygnus Merger Sub 2 Corporation (the “Merger Proposal”).

For	Against	Abstain
64,239,553	169,374	90,009

2.

A proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Kansas City Southern’s named executive officers that is based on or otherwise relates to the transactions contemplated by the Merger Agreement.

For	Against	Abstain
16,836,049	47,173,329	489,559

3.

The proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal or to ensure that any supplement or amendment to Kansas City Southern’s proxy statement is timely provided to Kansas City Southern stockholders was rendered moot in light of the approval of the Merger Proposal.

Item 8.01	Other Events.

On December 10, 2021, Kansas City Southern issued a press release announcing the results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated December 10, 2021.

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

Date: December 10, 2021

	By:	/s/ Adam J. Godderz
Name: Adam J. Godderz
Title: Senior Vice President - Chief Legal Officer & Corporate Secretary